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                                                                    Exhibit 8(d)


                AMENDMENT NO. 1 TO ACCOUNTING SERVICES AGREEMENT

         This Amendment, dated August 8, 1995, is entered into between THE CHARLES SCHWAB FAMILY OF FUNDS, a Massachusetts business trust (the "Fund"), and PFPC INC. (formerly Provident Financial Processing Corporation), a Delaware corporation which is an indirect wholly-owned subsidiary of PNC Bank Corp. (formerly, PNC Financial Corp.) ("PFPC").

         WHEREAS, the Fund and PFPC have entered into an Accounting Services Agreement dated as of April 8, 1991 (the "Agreement"), pursuant to which the Fund appointed PFPC to provide accounting services to its investment portfolios listed on schedule B to the Agreement; and

         WHEREAS, the Fund and PFPC desire to amend the Agreement and remove the limitation on the duration of the Agreement.

         NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. All references in the Agreement to "Provident Financial Processing Corporation" are hereby revised to read "PFPC Inc." and all references to "PNC Financial Corp." are revised to read "PNC Bank Corp."

         2.  Paragraph 15 is hereby deleted and replaced with the following:
Duration and Termination. This Agreement shall continue with respect to each Portfolio, unless terminated by the Fund or by PFPC for "cause" (as defined below) on sixty (60) days prior written notice to the other party. For purposes of this
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Agreement "cause" shall mean any circumstances which materially impair the ability of either party to this Agreement to perform all of its duties and obligations hereunder.

         3. Any defined terms not defined herein shall have the same meaning as given in the Agreement.

         4. Miscellaneous. Except to the extent amended and supplemented hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended and supplemented hereby.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.

                                       THE CHARLES SCHWAB FAMILY OF FUNDS

                                       By: /s/ William J. Klipp
                                           --------------------------------
                                                  William J. Klipp
                                           Title: Chief Operating Officer

                                       PFPC INC.

                                       By: /s/ Joseph T. Gramlich
                                           --------------------------------
                                                  Joseph T. Gramlich
                                           Title: Senior Vice President
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                AMENDMENT NO. 2 TO ACCOUNTING SERVICES AGREEMENT

         This Amendment, dated February 5, 1996, is entered into between THE CHARLES SCHWAB FAMILY OF FUNDS, a Massachusetts business trust (the "Fund"), and PFPC INC. (formerly Provident Financial Processing Corporation), a Delaware corporation which is an indirect wholly-owned subsidiary of PNC Bank Corp. (formerly, PNC Financial Corp.) ("PFPC").

         WHEREAS, the Fund and PFPC have entered into an Accounting Services Agreement dated as of April 8, 1991 (the "Agreement"), and amended as of August 8, 1995, pursuant to which the Fund appointed PFPC to provide accounting services to its investment portfolios listed on schedule B to the Agreement; and

         WHEREAS, the Fund and PFPC desire to amend the Agreement;

         NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.  Paragraph 15 is hereby deleted and replaced with the following:
Duration and Termination. This Agreement shall continue in full force and effect with respect to each Portfolio, unless terminated as hereinafter provided or amended by mutual, written agreement of the parties hereto. This Agreement may be terminated by either party by an instrument in writing delivered, faxed or mailed, postage prepaid, to the other party, such termination to take effect on the date stated therein, which date shall not be sooner than sixty (60) days after the date of such delivery or mailing.
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         2.  Any defined terms not defined herein shall have the same meaning as given in the Agreement.

         3. Miscellaneous. Except to the extent amended and supplemented hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended and supplemented hereby.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.

                                       THE CHARLES SCHWAB FAMILY OF FUNDS


                                       By: /s/ William J. Klipp
                                           ----------------------------------
                                           Title: Senior Vice President and
                                                  Chief Operating Officer

                                       PFPC INC.


                                       By: /s/ Robert J. Perlsweig
                                           ----------------------------------
                                                  Robert J. Perlsweig
                                           Title: Executive Vice President